Exhibit 99.1

THIRD AMENDMENT TO LEASE

THIRD FIRST AMENDMENT TO LEASE AGREEMENT (this "Amendment") dated as of September 2, 2020 is entered into between POINT WEST OFFICE INVESTORS LLC, a Delaware limited liability company, NELSON POINT WEST LLC, a Delaware limited liability company and BRIDGEWOOD POINT WEST LP, a Delaware limited partnership (collectively, the "Landlord") and AMERICAN RIVER BANK, a commercial bank organized under the laws of the State of California ("Tenant").

THE PARTIES ENTER INTO THIS AMENDMENT based upon the following facts, understandings and intentions:

A.    Landlord (successor in interest to Hines VAF II Sacramento Properties, L.P., as successor in interest to Spieker Properties, L.P.) and Tenant previously entered into that certain Lease dated March 22, 2000, as amended by that certain First Amendment to Lease dated August 10, 2000 and as amended by that certain Second Amendment to Lease dated August 6, 2010 (collectively, the ''Lease''), pursuant to which Landlord leases to Tenant approximately One Thousand, Six Hundred Forty-Three (1,643) rentable square feet of space in Suite 107 (the "Premises") located at 1545 River Park Drive in Sacramento, California (the "Building"), as more particularly described in the Lease. The capitalized terms used in this Amendment and not otherwise defined herein shall have the same meanings given to such terms in the Lease.

B.	Landlord and Tenant now desire to amend the Lease as provided herein.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants and promises of the parties, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.	Term. The Term of the Lease is hereby extended for an additional ten (10) years commencing March 1, 2021 and expiring February 28, 2031 (the "Extended Term").

2.	Base Rent. Base Rent during the Extended Term shall be as outlined below:

PERIOD	MONTHLY BASE RENT PER SQ. FT.	MONTHLY BASE RENT
3/1/2021 - 2/28/2022	$2.30	$3,778.90
3/1/2022 - 2/28/2023	$2.36	$3,873.37
3/1/2023 - 2/28/2024	$2.42	$3,970.21
3/1/2024 - 2/28/2025	$2.48	$4,069.46
3/1/2025 - 2/28/2026	$2.54	$4,171.20
3/1/2026 - 2/28/2027	$2.60	$4,275.48
3/1/2027 - 2/28/2028	$2.67	$4,382.37
3/1/2028 - 2/28/2029	$2.73	$4,491.93
3/1/2029 - 2/28/2030	$2.80	$4,604.22
3/1/2030 - 2/28/2031	$2.87	$4,719.33

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3.     Cap on Operating Expenses. Operating Expenses in the aggregate shall not increase more than five percent (5%) annually on a cumulative basis, excluding Taxes, insurance and utilities, which shall not be subject to a cap.

4.	Base Year. Effective as of the Extended Term, the Base Year shall be 2021.

5.	Option to Extend.

a.               Option to Extend. Tenant shall have two (2) options to extend the Term for a period of seven (7) years each (the "Extension Term"), provided that at the time Tenant's Extension Notice (defined below) is given and at the time the Extension Term is to commence no default by Tenant exists under this Lease. Tenant shall exercise such option, if at all, by written notice ("Tenant's Extension Notice") to Landlord not later than one hundred eighty (180) days, nor earlier than twelve (12) months, prior to the expiration of the original Term. Tenant's failure to deliver Tenant's Extension Notice to Landlord in a timely manner, shall be deemed a waiver of Tenant's option to extend the Term and Tenant's extension option, regardless of whether Landlord delivered a prior reminder to Tenant and regardless of any inaccuracies in any prior reminder.

b.               Exercise of Option.

(1)             If Tenant exercises its extension options for the Extension Term, each additional Term shall be extended for an additional period of seven (7) years on all of the terms and conditions of this Lease, except (i) Tenant shall have no further option to extend the Term, (ii) Landlord shall not be required to pay to Tenant any tenant improvement allowance or inducement and Tenant shall accept the Premises at the commencement of the Extension Term in its then existing "as-is" condition and (iii) the monthly Base Rent for the Extension Term shall be the Fair Market Rent prevailing at the commencement of the Extension Term.

(2)             Real Estate Commission. Tenant shall be responsible for all brokerage costs and/or finder's fees associated with Tenant's exercise of its option to extend the Term made by parties claiming through Tenant. Landlord shall be responsible for all brokerage costs and/or finder's fees associated with Tenant's exercise of its option to extend the Term made by parties claiming through Landlord.

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c.	Determination of Fair Market Rent.

(1)                Agreement on Rent. For the purposes of this Lease, "Fair Market Rent" means the monthly Base Rent that Landlord has accepted in then-recent transactions with non-affiliated parties for a comparable period of time in the Building and for comparable space ("Comparable Transactions"), or if there are no Comparable Transactions, then the monthly Base Rent expected to prevail as of the commencement of the applicable Extension Term for the entire Extension Tenn (including escalations) with respect to leases of comparable space within office buildings located in the same city as the Premises of a quality and with interior improvements, parking, site amenities, building systems, location, identity and access all comparable to that of the Premises. "Fair Market Rent" shall be established by reference to rental terms in leases actually executed for comparable space under primary lease (and not sublease), taking into consideration the location of the Building and existing amenities, situated in similar buildings engaged in then-prevailing ordinary rental market practices with respect to tenant concessions (if any) (e.g. not offering promotional deals and other concessions to tenants in an effort to alleviate cash flow problems or in response to a greater than average vacancy rate in a particular building). Within fifteen (15) days after Landlord's receipt of Tenant's Extension Notice, by written notice to Tenant ("Landlord's Rent Notice"), Landlord shall advise Tenant as to Landlord's determination of the Fair Market Rent, together with the basis for such determination. Tenant shall, within ten (10) business days after Tenant's receipt of Landlora's Rent Notice, either (a) accept the determination of the Fair Market Rent set forth in Landlord's Rental Notice; or (b) if Tenant disagrees with Landlord's stated Fair Market Rent, advise Landlord as to Tenant's determination of Fair Market Rent, together with the basis for such determination, by written notice ("Tenant's Rent Notice") or (c) withdraw Tenant's Extension Notice. If Tenant fails to respond as provided above, within the time period provided above, Tenant shall be deemed to have rescinded its Extension Notice. If Tenant shall timely deliver to Landlord Tenant's Rent Notice pursuant to subsection (b), Landlord and Tenant shall attempt in good faith to reach agreement as to the Fair Market Rent within fifteen (15) days after Landlord's receipt of Tenant's Rent Notice.

 (2)                Selection of Brokers. If Landlord and Tenant are unable to agree as to the amount of the Fair Market Rent within the aforementioned 15-day period as evidenced by a written amendment to this Lease executed by them, then, within ten (10) days after the expiration of the 15-day period, Landlord and Tenant shall each, at its sole cost and by giving notice to the other party, appoint a competent real estate broker licensed in the state in which the Building is located and having not less than ten (10) years' actual experience, on a full-time basis, in commercial real estate leasing experience in the area of the city where the Premises is located to determine the Fair Market Rent. If either Landlord or Tenant does not appoint a broker within 10 days after receiving written notice to do so from the other party, the single broker appointed shall be the sole broker and shall determine the Fair Market Rent. If both Landlord and Tenant appoint a broker, the two brokers shall submit to the other party its final determination of such Fair Market Rent within thirty (30) days following its selection, and if the Fair Market Rents differ by less than five percent (5%), the Fair Market Rent shall be the average of the two rates. If the Fair Market Rents differ by five percent (5%) or more, the two brokers shall select a third broker meeting the qualifications stated in this Section within ten (10) days, provided that the third broker shall be a person who has not previously acted in any capacity for either Landlord or Tenant. Within fifteen (15) days following appointment, the third broker shall select one of the two Fair Market Rents promulgated by the parties as the final Fair Market Rent for this Lease. Landlord and Tenant each shall pay its own broker and bear one-half (1/2) of the cost of the third broker's fee. If they are unable to agree on the third broker, the engagement of the brokers shall be terminated and the determination of Fair Market Rent shall be submitted to arbitration in the county in which the Premises is located under the commercial rules of the American Arbitration Association.

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(c)             Limitations. If the Fair Market Rent for the Premises has not been determined prior to the commencement of an Extension Term, Tenant shall continue to pay monthly Base Rent at the rate in effect immediately prior to the commencement of such Extension Term, and any required adjustment shall be paid by Tenant within ten (10) days after the determination of Fair Market Rent. Tenant shall continue to pay additional Rent during the Extension Term, and the Base Year shall not be adjusted. Commissions. Landlord shall pay a leasing commission to Meridian Commercial Properties in the amount of four percent (4%) total for years 1 through 5 and two percent (2%) total for years 6 through 10 upon full execution of the Amendment.

6.        Costs of Tenant Improvements. Notwithstanding anything to the contrary in the Lease and except as otherwise specifically provided in this Amendment, Tenant shall be responsible, at its sole cost and expense, for the cost of changes to the Premises, the Building or the Project required (or any such requirement is enforced) under any existing or future law, ordinance, regulation or requirement (including, without limitation, the Americans with Disabilities Act and Title 24 of the California Code of Regulations) of any governmental authority having jurisdiction over the Building as a result of any improvements or alterations to the Premises performed by or at the request of Tenant after the date of this Amendment.

7.        Prior Rights and Options. Tenant's rights of first refusal, rights of first option, rights of early termination, rights or options to extend the Term of the Lease, and any similar rights or options under the Lease (collectively, the "Prior Rights") are limited to those, if any, set forth in this Amendment. All of Tenant's Prior Rights set forth in the Lease, if any, shall be of no further force or effect.

8.        Work by Tenant. Any Alterations or other work performed by Tenant or its agents, contractors, subcontractors or employees in or about the Premises, Building or Project, regardless of whether a permit is required, shall comply with Landlord's Construction Standards in effect from time to time. A copy of Landlord's current Construction Standards are attached to this Amendment as Exhibit A.

9.        Payment. All payment due from Tenant to Landlord hereunder shall be made to Landlord without deduction or offset, in lawful money of the United States ofAmerica. Unless otherwise direct by Landlord in writing, payments shall be made to Landlord by electronic funds transfer of immediately available federal funds in accordance with the payment instructions set forth in Exhibit B attached hereto (which may be changed from time to time by Landlord by written notice to Tenant) and shall be initiated by Tenant for settlement on or before the applicable date due in each case; provided, however that if the due date is not a business day, then settlement shall be made on the next succeeding business day.

10.      Entire Agreement. This Amendment, together with the Lease, represents the entire understanding between Landlord and Tenant concerning the subject matter hereof, and there are no understandings or agreements between them relating to the Lease or the Premises not set forth in writing and signed by the parties hereto. No party hereto has relied upon any representation, warranty or understanding not set forth herein, either oral or written, as an inducement to enter into this Amendment.

11.      Continuing Obligations. Except as expressly set forth to the contrary in this Amendment, the Lease remains unmodified and in full force and effect. To the extent of any conflict between the terms of this Amendment and the terms of the Lease, the terms of this Amendment shall control.

12.     Counterparts/Facsimile. This Amendment may be executed in counterparts and delivered via facsimile or electronically.

[SIGNATURES TO FOLLOW ON NEXT PAGE]

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

LANDLORD:		TENANT:

POINT WEST OFFICE INVESTORS LLC, a Delaware limited liability company		AMERICAN RIVER BANK, a commercial bank organized under the laws of the State of California

By:	G & W Ventures, LLC, a California limited liability company, Its Manager

NELSON POINT WEST LLC,
a Delaware limited liability company

By:	G & W Ventures, LLC, a California limited liability company, its Manager

BRIDGEWOOD POINT WEST LP, a Delaware limited partnership

By:	Bridgewood Point West LLC, a Delaware limited liability company, its General Partner

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EXHIBIT A

CONSTRUCTION STANDARDS

I.	GENERAL BUILDING CONDITIONS

1.	All Contractors shall provide an acceptable Certificate of Insurance to the Owner before any work begins. (See Building Management office for details.)

2.	All Contractors are directed to park their vehicles on the side lots and the furthest spaces from any lobby entrances of the building. Whenever a parking garage is available Contractors will need to use this space. Offloading tools and equipment shall be done between the hours 7:00 am and 8:00 am Monday-Friday.

3.	Contractor shall not begin work in this building without first receiving written authorization from Owner. Contractor and any affiliates are expected to conduct themselves and their work in the best interest of the building Owner. Any items viewed by Contractor and deemed to be of lesser standard than set forth by building Owner shall be brought to the attention of the Owner.

4.	Owner reserves the right to refuse access to any of the Contractor's employees who attire themselves in clothing that is inappropriate for their profession, create a situation that is disruptive to tenants or Owner, or who do not conduct themselves in a professional manner.

5.	Contractor shall not make or permit any unreasonable noise or odors that are an annoyance to Owner or occupants of the Building. All work of that nature should be conducted outside of normal business hours of 7:00 a.m. to 6:00 p.m. unless approved by Owner.

6.	General Contractor is responsible for clean up on an as needed basis. This shall include the area within the tenant space as well as common and exterior areas. Construction debris and tracking of construction dirt, dust, and materials outside of the immediate area under construction will not be tolerated. Debris removal shall not take place during normal working hours.

7.	All Contractors shall be responsible for any damage they create to other's work or existing conditions.

8.	Tenant is obligated to inform Owner before contracting vendors to work in this building.

9.	All Contractor employees are required to contact at the Building Management office or at another site designated by building Management.

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10.	All batteries shall have terminals covered and insulated during transport. Baking soda or approved acid neutralizer and absorbents will be displayed to Owner before any work will be approved. Masonite on floors is required when product of substantial weight is moved in this building. Owner will determine weight parameters.

11.	Contractor and its subcontractors (each referred to hereinafter as "Contractor") shall not obstruct or permit the obstruction of any Common Areas, including driveways, walkways, and stairways.

12.	Contractor shall not permit litter to be disposed of in any manner or in any place except in receptacles designated by Owner for that purpose. All trash will be removed and properly disposed of before the end of each workday. No construction or demolition material of any kind is to be put in the building dumpster. Contractor is to provide dumpsters and remove all trash from buildings on a daily basis.

13.	Contractor shall be responsible for the inappropriate use of any toilet rooms, plumbing, or other utilities, by any of its employees, invitees, guest, or agents. Restrooms are not to be used for construction related activities, i.e., cleaning of tools and materials, mixing of materials. Janitorial rooms may be utilized only after approval by Owner. General Contractor is responsible at all times for keeping the premises and adjacent areas, including hallways, and elevators free from accumulations of waste or rubbish caused by subcontractors, workmen or suppliers. General Contractor is also responsible for final cleanup which shall include, but is not limited to, light fixtures, windows, and public areas affected by their work.

14.	Contractor shall not permit any device or other instrument in or around the Building or Common Areas that causes excessive vibration or floor loading in any part of the Building without prior consent of Owner.

15.	Contractor shall not permit the smoking or carrying of lighted cigars, cigarettes, pipes or other tobacco products in the Building. Under no circumstances will alcoholic beverages or illegal substances be permitted on the premises.

16.	Contractor shall not display or affix any sign or notice in or on this site without the prior written consent of Landlord.

17.	Contractor shall comply with all safety, fire protection, and evacuation regulations established, by any applicable governmental authority, as they relate to the Building.

18.	Any door connecting to a fire rated enclosure shall not be blocked open: stairwells, rooftop, suite entry, etc.

19.	Contractor shall obtain approval of Owner before use of any paints, varnishes, or toxic materials so proper ventilation can be determined. Under no circumstances shall the contractor utilize materials such as, but not limited to, cleaning agents, paints, thinners, or adhesives that, if released in the work site atmosphere could spread to the tenants.

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20.	Access to roof, mechanical, electrical, or janitorial rooms of the Building shall be permitted only with consent of Owner.

21.	Any access required into an adjacent tenant space shall require approval of the Owner and subject tenant. If Owner supervision is required, costs shall be the responsibility of the Contractor.

22.	Weekend or after-hours access must be approved in advance by the office of the building in order that security may be notified. Requests are to be made at least one (1) business day in advance by means of the "Vendor Work Request Form" located in the Management office.

23.	Should there be a need to deviate from any of the above regulations, only the Owner is authorized to allow such changes.

24.	Contractor shall be responsible for any and all damages and/or necessary repairs arising out of or relating to any violation by Contractor, employees, guest, invitees, and/or agents, of any of these rules and regulations.

25.	All contractors are to provide "Port-0-Can" or equal toilet provisions for the subcontractors in an area approved by BSP

II.	GENERAL CONSTRUCTION CONDITIONS

1.	Contractor to submit to the Owner, three (3) copies of a construction schedule showing start date, completion date, inspection dates, scope of work, etc. A list of all sub contractors, contact persons, addresses, and telephone numbers shall be provided before work begins.

2.	Any penetration of the drywall below or above the ceiling shall be patched in such a manner as to maintain the rating of the wall and leave no opening.

3.	General contractor shall utilize materials to match or exceed building standards. A list of Building standards and approved alternates are available from "Owner".

4.	All space above the ceiling is an HVAC return air plenum. As such, the use of PVC and other flammable material that does not display a factory label stating an intended use in such an area or an accepted flame/smoke rating will not be installed in this space. Therefore, only plenum rated wire or cabling will be allowed in this area. Rating must be factory stamped on insulating jacket. The only acceptable alternative is to provide EMT conduit and encase non-rated cable within. All painting shall be scheduled to occur outside of normal working hours unless otherwise approved by the property management office.

5.	Exposed plenum rated cabling shall not rest on ceiling tile, fire sprinkler lines, ductwork, VAV boxes, air conditioning units, or electrical conduit. Subject cabling shall be supported from the deck above by properly anchored hangers. Under no circumstances will cabling be run through dampers. Cabling shall not penetrate rated walls without a conduit enclosure and rated caulking or approved fire block.

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6.	All equipment or conduit in ceiling spaces that can be viewed through a return air grille shall be painted flat black.

7.	Door lockset strike plates that do not have an enclosed pocket to allow for a finished appearance shall have the exposed areas behind the plate painted to create a finished appearance.

8.	No open flame or use of torches without written approval of the Owner.

9.	Service access to existing equipment shall not be hampered or obstructed by added equipment or newly constructed members.

10.	Provide (Material safety data sheets) for all construction related material to building management. Note: all (MSDS) shall be legible before use.

11.	At a minimum, a filtered exhaust fan will be utilized to discharge all dust, fumes, and odors from the construction space to the exterior of the building whenever work is performed. Contractor is responsible for reading and implementing IAQ requirements as set forth by Owner.

III.	INDOOR AIR QUALITY PROCEDURES

1.	Prior to starting any construction, erect temporary construction isolation barriers around entire construction area using 6-mil fire and smoke resistant poly. Extend barriers to the underside of structure. When possible, utilize natural separation barriers (i.e. existing structure high walls) to isolate the work area.

2.	High Efficiency 40 Filter must be paced over the return air dampers or any return air ducts during build out to prevent construction dust from returning to the fan unit. If this is not done it this could result in a cost to the contractor.

3.	Access doorways to work area shall have overlapping 6-mil fire and smoke resistant poly barrier installed thereby allowing access to area while at the same time keeping a separation barrier intact.

4.	Install Exhaust filtration units in the work area of sufficient quantity to ventilate the space at a rate of at least three air exchanges per hour. The number of exhaust filtration units shall be selected based on an airflow rate of 2000 CFM per unit. The locations of the units are to be placed so as to achieve an air washing of the space. The exhaust ventilators are to be fitted-up with 12"x12"x2" 30% efficient filter and a filter media cut to size as a pre filter. Filters must be monitored daily and changed out so as to maintain the exhaust CFM.

5.	The filtered air is to be vented to the outside of the building by the removal of perimeter glass, fit-up window or balcony door opening with a plywood insert and cut opening to correct size to receive sheet metal collar and flex duct. Flex duct is not to exceed a length of 50 linear feet.

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6.	When it is impossible to vent to the outside of the building the exhaust filtration units shall have activated carbon and hydrosil filled filter module installed along with the 2" 30% efficient prefilter thereby allowing exhaust back into the space. The filter modules can be purchased from International Air Filter, Inc., at 800-854-9966 or IPCO Safety at 916-381- 1640.

7.	In buildings with fan coil units, all fan coil units shall be shut down from operation that are within the construction area. In buildings with VAV boxes, no return air from the construction area shall be allowed back to the air handler unit. Providing this takes place, VAV boxes may remain in operation.

8.	At the conclusion of all construction, remove temporary isolation barriers from all transfer ducts and return air fire dampers. Remove exhaust filtration units and reinstall glass. Make sure HVAC system is brought back to normal base building operation.

The intent of the above procedure is to protect occupants of the building from inhaling products that may be detrimental to their health as well as to prevent construction dust from traveling to unwanted areas. A negative pressure must be established in the area of construction. The construction process will not continue until this criterion is met.

1.	Standard base building power will be provided to the contractor at no cost.

2.	All roof penetrations will be sealed by Owner's selected roofing contractor. General Contractor will remain responsible for watertight integrity of any roof penetrations until sealed by management's selected roofing contractor.

3.	All keying of locksets, tying to the Life Safety System, and connections to the BMS system will be performed by Owner's designated contractors.

4.	Any penetration through fire rated areas must be sealed with an approved fire rated sealant and conduit intended for that application.

5.	EMT conduit is not to contact or be supported by HVAC units, duct or piping.

6.	Electrical/telephone rooms are to be kept clean and clear of any and all debris. Discard any excess material in a proper container.

7.	If hazardous material or dangerous conditions are suspected, Contractor is required to advise Owner before disturbing subject material.

8.	Use of the elevator must be scheduled in advance through the Basin Street Management office and equipment shall be moved into or out of the Building by using a protected elevator only. In the building, Masonite or other Landlord approved covering will be used in such a manner to protect all surfaces of the Building. Contractor shall be responsible for any damage arising from any such activity, even when Contractor uses such protective coverings. At no time will Contractor or their affiliates utilize the elevator without the elevator being fully protected.

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9.	Flammable materials, even though approved for use, are not allowed to be stored on this site. Flammable materials will be removed from this site at the end of each workday.

10.	Emergency and life safety systems shall not be deactivated under any circumstances without prior written approval of Owner. Upon receiving approval, work shall be scheduled through the Basin Street Management office twenty-four (24) hours in advance. Work shall be done expeditiously and emergency systems shall be restored immediately upon completion. Additionally, all emergency systems shall be left connected and in a functional state at the end of each workday.

11.	Owner approval is required before beginning any work involving welding, soldering, dust accumulation or possibly activating a smoke detector. Work of this nature requires that the smoke detector be covered during the time of work and uncovered again immediately upon completion of work or at the close of the workday. No welding or use of flame-producing equipment is allowed unless a designated "fire watch" is assigned in the immediate work area and is equipped with an A.B.C. fire extinguisher and a five (5) gallon bucket of water. NO EXCEPTIONS.

12.	Contractor will not allow penetration or coring of the structure (floors, decks, roof, masonry walls, etc.) Without approval from Owner. In most instances a structural engineer's review and approval will be required.

13.	Ceiling space shall be left clear of all debris. No debris, equipment or materials shall be allowed to rest on the ceiling grid or tile. Contractor shall inspect for, and remove any debris found on ceiling grid or tile. This shall include but is not limited to, wire cuttings and insulation, conduit pieces, structural steel coating material, and residual ceiling tile or cuttings.

14.	Pressurized cylinders must be stored safely by securing to an approved stand or immovable object. Failure to comply will result in Contractor being removed from this site.

15.	Any questions or concerns encountered in the course of the Contractor's work should be directed to the Owner for clarification.

END

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BASINSTREET
PROPERTIES

Vendor Work Request Form

This Form must be completed entirely. Work may not be permitted if the form is incomplete. Hot Work, Life Safety System shut down, and work requiring the Engineering Staff on site will require 24-hour prior notice.

Contractor requesting disablement of Fire & Life Safety Systems is responsible for fire watch of the building during the entire requested time window or until confirmation is received that the fire system operation has been restored to normal.

Please check one: ☐ *Building Contractor* ☐ *Tenant Contractor*

Company Name: ______________________________

Sub-Contractors: ____________________ ____________________

____________________ ____________________

Work Date: ______________ **Time to Begin:** __________ **Time to End:** __________

Type of work to be done:

☐ Hot Work (24-hour notice required)

☐ Life Safety System (24-hour notice required)

☐ Electrical Power Shutdown (24-hour notice required)

☐ Natural Gas Shutdown (24-hour notice required)

☐ Building Water Supply Shutdown (24-hour notice required)

☐ Other (please describe):______________________________

Location of Work:______________________________

Key Access Needed: ☐ **Telco** ☐ **Electrical** ☐ **Other:**__________

Emergency Contact Information:

Name:______________________________ Phone:______________

On-Site Supervisor Name:____________________ **Phone**______________

Tenant Approval:____________________ **Date:**______________

Building Management Approval:____________________ **Date:**______________

FORM TO BE RETURNED TO BUILDING MANAGEMENT OFFICE

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EXHIBIT B

PAYMENT INSTRUCTIONS

Beneficiary's Name:	Point West Investors LLC .

Beneficiary's Address:	316 California Avenue#350 Reno, NV 89509

Beneficiary's Phone#:	(775) 954-2900

Beneficiary's Bank Name:	Wells Fargo Bank

Bank Address:	3440 Walnut Avenue, Bldg A, Window H Fremont, CA 94139-9108

Beneficiary's Account#:	4658594411

ABA Routing#:	121000248

Beneficiary Contact:	Heidi Schumann

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